UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         June 13, 2005 (June 8, 2005)
               Date of Report (Date of Earliest Event Reported)

                          CAESARS ENTERTAINMENT, INC.
              (Exact name of Registrant as Specified in Charter)


         Delaware                       1-14573                 88-0400631
-----------------------------        ---------------       --------------------
(State or Other Jurisdiction           (Commission           (IRS Employer
    of Incorporation)                  File Number)         Identification No.)


       3930 Howard Hughes Parkway
          Las Vegas, Nevada                                   89109
------------------------------------          ---------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code: (702) 699-5000


                                      N/A
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

         On June 8, 2005, Caesars Entertainment, Inc. ("Caesars") and Stephen
F. Bollenbach, Chairman of the Board of Directors of Caesars, executed a letter agreement (the "Letter Agreement") amending Mr. Bollenbach's employment agreement with Caesars so as to provide that Mr. Bollenbach's employment agreement will be terminated effective as of immediately prior to the consummation of the merger (the "Merger") of Caesars with and into Harrah's Operating Company, Inc., a wholly owned subsidiary of Harrah's Entertainment, Inc. ("Harrah's"). The Letter Agreement was entered into to clarify certain provisions of the employment agreement and to further the argument that Mr. Bollenbach would be an independent member of the board of directors of Harrah's.

         In connection with the termination of the employment agreement, and immediately prior to the consummation of the Merger, Caesars will pay or cause to be paid to Mr. Bollenbach a lump-sum cash payment, less applicable withholding, equal to the sum of (i) $299,000 in respect of severance upon a change in control, (ii) accrued obligations calculated to the dated of termination and (iii) approximately $592,000 of previously deferred compensation. In addition, an excise tax gross-up payment, the amount of which is estimated to be approximately $4.5 million based upon the closing price of Harrah's common stock on Friday, June 10, will be paid. Certain provisions of the employment agreement will survive, including confidentiality, non-solicitation and non-competition restrictive covenants, and certain provisions in respect of the gross-up payment. In connection with execution of the Letter Agreement, Mr. Bollenbach executed a release, dated as of June 8, 2005, of his rights under the employment agreement and certain other claims for the benefit of Caesars.

         In connection with the merger, Wesley D. Allison, Senior Vice President, Controller and Interim Chief Financial Officer of Caesars received a letter agreement pursuant to which an excise tax gross-up payment in connection with Merger, which is estimated to be approximately $1.1 million based upon the closing price of Harrah's common stock on Friday, June 10, will be paid.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On June 13, 2005, effective as of immediately prior to the consummation of the Merger, Mr. Bollenbach's employment as Chairman of the Board of Caesars was terminated, as described in Item 1.01 and Item 9.01 of this Report.

Item 9.01.        Financial Statements and Exhibits.

         (c) Exhibits.

                99.1 Letter Agreement, executed on June 8, 2005, between Caesars Entertainment, Inc. and Stephen F. Bollenbach.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAESARS ENTERTAINMENT, INC.


                                     By:     /s/ Wesley D. Allison
                                         --------------------------------------
                                         Name:   Wesley D. Allison
                                         Title:  Senior Vice President,
                                                 Controller and Interim
                                                 Chief Financial Officer

Dated: June 13, 2005

                                 EXHIBIT INDEX

Exhibit  Number                          Document Description
---------------                          --------------------

    99.1 Letter Agreement, executed on June 8, 2005, between Caesars Entertainment, Inc. and Stephen F. Bollenbach.